Exhibit 10.5

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (“Agreement”) is made as of the 12th day of March, 2013 by and between AVRA Surgical Robotics, Inc., a Delaware corporation (the “Company”) and the investor set forth on the signature page affixed hereto (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, an aggregate of 117,371 shares (collectively, the “Shares”) of the Company’s common stock, par value $0.0001 per share (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Common Stock”) at a purchase price of $2.13 per Share (the “Per Share Purchase Price”).

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 7.4.

“Closing” has the meaning set forth in Section 2.

“Closing Date” has the meaning set forth in Section 3.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after commercially practicable due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Schedules” has the meaning set forth in Section 4.

“EMA” has the meaning set forth in Section 4.27.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDA” has the meaning set forth in Section 4.27.

“GAAP” has the meaning set forth in Section 4.18.

“Governmental Permits” has the meaning set forth in Section 4.13.

“Intellectual Property” has the meaning set forth in Section 4.15.

“Investor” has the meanings set forth in the preamble.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the legality or enforceability of this Agreement or (iii) the ability of the Company to perform its obligations under this Agreement.

“Per Share Purchase Price” has the meaning set forth in the recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Regulated Product” has the meaning set forth in Section 4.27.

“Regulation D” has the meaning set forth in the recitals.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” has the meaning set forth in the recitals.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“10-K” has the meaning set forth in Section 4.6.

“Transfer Agent” has the meaning set forth in Section 7.4.

2.           Purchase and Sale of the Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Investor shall purchase, and the Company shall sell and issue to the Investor, the Shares in exchange for payment as specified in Section 3 below of an aggregate purchase price equal to the Per Share Purchase Price multiplied by the number of Shares to be purchased by the Investor (the “Closing”).

3.           Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investor, the parties hereto shall effect the Closing by the Investor delivering in same day funds an amount equal to the purchase price to be paid by the Investor for the Shares as set forth in Section 2 and the Company causing its transfer agent to issue the Shares in book entry form to the Investor (or if the Company so elects, issuing a share certificate to the Investor within five (5) Business Days of the Closing) (the date on which the Closing occurs, the “Closing Date”).  The Closing shall take place either at the offices of [    ], electronically via electronic mail or facsimile or at such other location and on such other date as the Company and the Investor shall mutually agree.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”) or in the SEC Filings of the Company:

4.1           Organization, Good Standing and Qualification.  The Company’s only Subsidiary is MIS-Robotics GmbH. The Company has been duly organized and is validly existing as corporation in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business require such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, or could not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization.  The Company has full corporate power and authority to enter into this Agreement and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  This Agreement has been duly executed by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3           Capitalization.  Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as contemplated by this Agreement and as described on Schedule 4.3, as of the date of this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind. Except as described on Schedule 4.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as set forth herein, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4           Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

4.5           Consents.  The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filing a Form D with the SEC and filings that have been made pursuant to applicable state securities laws, post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.6           Delivery of SEC Filings; Business.  The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (as amended prior to the date hereof, the “10-K”), and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period.  The SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole, as of the dates such filings were filed with the SEC.

4.7           Use of Proceeds.  The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

4.8           No Material Adverse Change.  Since September 30, 2012, except as identified and described in the SEC Filings or as set forth on Schedule 4.8, there has not been:

(a)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)           any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(c)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary; or

(d)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9           SEC Filings.  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Securities will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or by-laws of the Company or any Subsidiary, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any Subsidiary, except as to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.11           Tax Matters.  The Company and its Subsidiaries (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which the Company or any Subsidiary is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against the Company or any Subsidiary, except those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 4.11 that would not, singularly or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any Subsidiary has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2010, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course.

4.12           Title to Properties.  Except as disclosed in the SEC Filings, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company or any Subsidiary, in each case free and clear of any material liens, encumbrances, security interests, claims and defects and all of the leases and subleases material to the business of the Company or any Subsidiary, and under which the Company or any Subsidiary holds properties described in the SEC filings, are in full force and effect.

4.13           Certificates, Authorities and Permits.  The Company and its Subsidiaries are development stage companies that intend to acquire and possess all licenses, certificates, authorizations, permits, consents, orders, approvals and authorizations to be issued by, and declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies, including, without limitation, the FDA and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA), which are necessary or desirable for the ownership of its properties or the conduct of its business (collectively, the “Governmental Permits”) as the products of the Company and its Subsidiaries are developed and such Governmental Permits are required.  Neither the Company nor any Subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit currently in effect will not be renewed.

4.14           Labor Matters.

(a)           Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)           (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, and (ii) to the Company’s Knowledge, the Company and its Subsidiaries enjoys good labor and employee relations with their employees and labor organizations.

(c)           The Company and its Subsidiaries are, and at all times have been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.

4.15           Intellectual Property.  The Company and its Subsidiaries are  development stage companies that are developing products, and which own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Company and its Subsidiaries as currently conducted to date, and neither the Company nor any Subsidiary is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the foregoing except for those that could not have a Material Adverse Effect.  To the Company’s Knowledge, the business of the Company and its Subsidiaries as now conducted and as proposed to be conducted does not and will not infringe or conflict with any valid and enforceable patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any Person; and, if found to so infringe or conflict, would not do so in a manner or to an extent that it could have a Material Adverse Effect.  No claim has been made against the Company or any Subsidiary alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any Person.  The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the right of the Company or any Subsidiary to own, use or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.  With respect to the use of the software in the business of the Company or any Subsidiary as it is currently conducted, neither the Company nor any Subsidiary has experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s Knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public.  The Company and its Subsidiaries have at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the business of the Company or any Subsidiary.  No claims have been asserted or threatened against the Company or any Subsidiary alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the business of the Company or any Subsidiary.  The Company and its Subsidiaries take reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

4.16           Environmental Matters.  The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect.

4.17           Litigation.  There are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.  Neither the Company nor any Subsidiary or any director or executive officer thereof, is or since December 31, 2011 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or executive officer of the Company or any Subsidiary.

4.18           Financial Statements.  The financial statements, together with the related notes and schedules, included or incorporated by reference in each SEC filing fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the SEC filings.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the SEC filings comply in all material respects with the Securities Act or the Exchange Act.  All disclosures contained in the SEC filings regarding “non-GAAP financial measures” (as such term is defined in the Exchange Act) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

4.19           [INTENTIONALLY OMITTED].

4.20           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any Subsidiary.

4.21           Private Placement.  Assuming the accuracy of the representations and warranties made by the Investor herein, the offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.22           Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.23           Transactions with Affiliates.  Except as set forth in Schedule 4.23, none of the officers or directors of the Company or any Subsidiary and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.24           Internal Controls.  The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.25           Disclosures.  Investor has signed a non-disclosure agreement, and as a result, the Company, its Subsidiaries and Persons acting on their behalf have  provided the Investor or its agents or counsel with certain information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The Company understands and confirms that the Investor will rely on the information disclosed under such non-disclosure agreement  in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

4.26           Regulation M Compliance.  The Company has not, and to the Knowledge of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

4.27           FDA.  The Company and its Subsidiaries do not manufacture, package, label, test, distribute, sell, and/or market any  product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMA”).   There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA, EMA, or any other governmental entity.

5.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

5.1           Organization and Existence.  Such Investor is a duly organized, validly existing corporation, limited partnership or limited liability company in good standing under the laws of the state of its organization and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2           Authorization.  The execution, delivery and performance by such Investor of the this Agreement has been duly authorized by all necessary action and constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and the Investor has full right and power to perform pursuant to this Agreement and make an investment in the Company.  The consummation of the transactions contemplated hereby by the Investor will not result in a violation of or conflict with any law or its charter or other organizational documents or any order, judgment, injunction, agreement or controlling document to which the Investor is a party or by which it is bound.  The Investor has full power and authority to execute and deliver this Agreement and to carry out the provisions hereof and to purchase and hold the Shares, This Agreement has been duly executed and delivered on behalf of the Investor.

5.3           Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4           Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5           Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  The Investor has reviewed copies of the SEC Filings, all of which are available for review at www.sec.gov.  The Investor further acknowledges that it is familiar with the contents of such SEC Filings.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6           Restricted Securities.  None of the Shares are registered under the Securities Act, or any state securities laws. The Investor acknowledges that the Shares have not been recommended by any US Federal or State securities commission or regulatory authority and that no such authority has confirmed the accuracy or determined the adequacy of this Agreement. The Investor understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and, if deemed advisable by the Company, the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Investor contained in this Agreement. The Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

5.7           Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following legend:

(a)           “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold without restriction pursuant to Rule 144, or (iii) such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, and in the case of (ii) or (iii) above, an opinion of counsel acceptable to the Company has been obtained confirming the ability to transfer.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8           Accredited Investor.  At the time such Investor was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

5.9           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.10           Non-Reliance. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representation or other information (oral or written) other than as stated in the SEC Filings, this Agreement or as contained in documents so furnished to the Investor or its advisors, if any, by the Company in writing. The Investor is not relying on the Company, or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in any the Shares and the Investor has relied on the advice of, or has consulted with, only its own advisors.

5.11           No General Solicitation. The Investor is unaware of, is in no way relying on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Shares and is not purchasing the Shares as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor in connection with investments in securities generally.

5.12           Investor Suitability. The Investor understands and agrees that purchase of the Shares is a high risk investment and the Investor is able to afford an investment in a speculative venture having the risks and objectives of the Company and its Subsidiaries and has adequate means of providing for the Investor’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Shares for an indefinite period of time.  The Investor must bear the substantial economic risks of the investment in the Shares indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  The investment is a suitable one for the Investor.

5.13           Specific Purpose. The Investor as an entity represents that it was not formed for the specific purpose of acquiring the Shares,

5.14           Purchase Price.  The Investor also acknowledges that the Company may repurchase or issue and sell shares of the Common Stock of the Company at a per share purchase price that may be less than or greater than the Purchase Price paid for the Shares and such Investor has had the opportunity to consult with its Advisors with respect to the tax implications regarding the purchase of the Shares.

6.           Conditions to Closing.

6.1           Conditions to the Investor’s Obligations. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor:

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(d)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), and (c) of this Section 6.1.

6.2           Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b)           The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.           Covenants and Agreements of the Company.

7.1           No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor.

7.2           Insurance.  The Company shall provide a full, true and correct copy of its current directors’ and officers’ insurance as in effect as of the date hereof, within sixty (60) Business Days of the Closing.

7.3           Registration Rights.  In the event the Company grants “piggyback” or Form S-3 registration rights to any holder of Common Stock after the date hereof, the Company agrees to provide the Investor with the same registration rights by means of signing the agreement pursuant to which such rights are granted.

7.4           Removal of Legends.  In connection with any sale or disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends or update the book entry for such Shares to remove any restrictions.  Upon the earlier of (i) registration for resale or (ii) sale of the Shares pursuant to Rule 144, the Company shall  deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends (or remove the restrictive notation in the case of book entry shares) upon receipt by such Transfer Agent of the legended certificates for such shares in the case of certificated Shares, together with, if such legend is being removed pursuant to Rule 144, a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby. The Investor understands and acknowledges that Rule 144 is not available to the Investor in connection with the sale of the Shares or any other holders of shares of Common Stock of the Company until one year following the date on which Form 10 information is filed with the SEC, or such other term as the SEC may provide from time to time.  With respect to the removal of legends or restrictive notations from Shares registered for resale, the Investor agrees with the Company that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares or restrictive notations for book entry Shares as set forth in this Section 7.4 is predicated upon the Company’s reliance upon this understanding.  From and after the earlier of such dates, upon the Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends or cause the Transfer Agent to update the book entry to remove any restrictive notation, as applicable.  When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate or remove a restrictive notation from book entry Shares, if: (1) the unlegended certificate is not delivered to an Investor within five (5) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above or the restrictive legend is not removed and (2) prior to the time such unlegended certificate or confirmation of removal of the restrictive notation is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate or book entry (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

7.5           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

8.           Survival and Indemnification.

8.1           Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2           Indemnification.  The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9.           Miscellaneous.

9.1           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that, after the Closing Date, the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, and the term “Company”, in reference to obligations to be performed after the effective date of such transaction, shall be deemed to refer to such Person and the term “Shares”, in reference to obligations to be performed after the effective date of such transaction, shall be deemed to refer to the securities received by the Investor in connection with such transaction.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

9.2           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or by email in .pdf form, which shall be deemed an original.

9.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Avra Surgical Robotics, Inc.
c/o Stamell & Schager, LLP
1 Liberty Plaza, 35th Floor
New York, NY 10006
Attention:  Jared Stamell
Fax: 212-566-4061With a copy to:

David N. Feldman, Esq.
Richardson & Patel LLP
405 Lexington Avenue, 49th Floor
New York, NY 10174
Fax:  (917) 677-8165

If to the Investor:

With a copy to:

9.5           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.8           Entire Agreement.  This Agreement, including the Disclosure Schedules, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.9           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.10           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	AVRA SURGICAL ROBOTICS, INC.

By:
	Name:	Barry Cohen
	Title:	Chief Executive Officer

The Investor:

By:
Name:
Title: